MARKETING PARTNER AGREEMENT

     AGREEMENT by and between Smart-Tek Solutions Inc., its wholly owned subsidiary Smart-Tek Automated Services, Inc., and its affiliated businesses (hereinafter collectively referred to as the “Company”) and, Brian Bonar, an individual (hereinafter referred to as the “Marketing Partner”), dated June 17, 2009.

     WHEREAS, Company is a human resources outsourcing company providing payroll administration, staff leasing, human resources and/or temporary services to client accounts; and,

     WHEREAS, Marketing Partner desires to promote the services of Company to potential clients, and to engage in other marketing efforts to secure clients for Company; and,

     WHEREAS, Company desires Marketing Partner to introduce prospective clients who may ultimately be Company’s clients upon execution of a client services agreement (Marketing Partner Clients); and

     WHEREAS, the parties to this Agreement wish to create and define the scope of an independent contractor relationship between them;

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1.

Marketing Partner will promote and market the business and services of Company to prospective clients. Marketing Partner will assist Company's marketing efforts and the furtherance of its business in general, by performing certain tasks, including, but not limited to the following:

	a.	developing qualified leads that fit Company’s profile of desirable clients;

	b.	collecting and submitting information from prospective clients in order to facilitate Company making a price quotation;

	c.	completing and submitting all submission forms and paperwork Company deems necessary to enroll a new client with appropriate documentation attached;

	d.	Company will provide marketing materials to broker such as brochures, fliers and other promotional items.

2.	Marketing Partner will be entitled to the following compensation in consideration of

Marketing Partner’s efforts under this Agreement

a.

Marketing Partner’s commission is detailed on Exhibit A and will be paid either in common stock of Smart-Tek Solutions Inc. (the “Shares”) or cash monthly and will be based on each submitted client. The proposed commission structure for each client will be presented to the Marketing Partner prior to the finalization of any Client Service Agreement, and each agreed to commission structure will be added to this agreement as an ongoing Exhibit A. Each month’s settlement and disbursement to Marketing Partner will be made by Company no later than the last day of the next following month. No commission will be paid on any sum billed to a client until actually collected. Commissions will be offset by any amounts which a Marketing Partner Client owes the Company.

b.

After a client services agreement is executed by the Company, the Company shall provide to Marketing Partner a monthly report indicating such remuneration as agreed to in each Exhibit A of each Marketing Partner Client, as well as the commission due Marketing Partner. Note will be made in the event that a Client has not paid any amount invoiced to the Client.

3.

Client lists, business pricing methodology, the terms of Company’s proposals to prospective Clients, the terms of Company's contract with each respective client, the terms of Company’s various insurance and benefit agreements, sales manuals, policy and procedural manuals mailing lists, computerized Client and prospective Client data bases, and internal policy and decision making information are confidential and are special, unique and valuable assets to Company. Marketing Partner will maintain the confidentiality of all such information, and will not ever divulge such information to any person or entity outside the normal sales process, without the express written permission of an officer of Company. This promise to maintain confidentiality of such information shall survive for a period of two (2) years after the termination of this Agreement.

a.

Marketing Partner acknowledges that Company would not have an adequate remedy at law and would be irreparably harmed in the event that the provisions of this paragraph were not performed in accordance with their specific terms or were otherwise breached. Accordingly, Marketing Partner agrees that Company shall be entitled to equitable relief including injunction and specific performance, without the necessity to post any bond or proving special damages. Seeking equitable relief shall not be the exclusive remedy of Company for such breach, and Company may concurrently seek any other relief at law.

4.

Marketing Partner shall first offer to Company all prospects that it develops that are candidates for the services offered by Company. Company will have the right to accept or reject any business produced by the Marketing Partner. If Company rejects a prospect, Marketing Partner will then be free to refer any prospect rejected by Company to other entities engaged in competitive business with Company. While Marketing Partner is free to represent other companies engaged in the same business as Company, once a prospect offered to Company executes a client service agreement with Company Marketing Partner will make no effort, directly or indirectly, to market or move the Client to a competitor of the Company. This promise shall survive the termination of this Agreement for a period of two years.

5.

Provided that each party performs in accordance with the terms and conditions set forth herein, this Agreement will continue for an indefinite term. This Agreement can be terminated in the following manner:

a.

The Agreement can be terminated without cause, by either party sending to the other written notice of the intention to terminate. Such notice must be tendered no less than thirty (30) days in advance of the intended date of termination.

b.

The Agreement can be terminated with cause, by either party sending to the other written notice of the intention to terminate, and the specific grounds that the terminating party believes amount to good cause to terminate. The party receiving such notice shall have a period of fifteen (15) days within which to cure such cause to terminate. In the absence of the party which received notice curing such cause to terminate, the Agreement shall terminate on the fifteenth (15th ) day after delivery of notice.

6.	The following provisions will survive the Agreement:

a.

In all cases, upon termination of this Agreement, the provisions pertaining to confidentiality and to non-solicitation of Company’s clients shall survive the term of this Agreement by a period of two years, regardless of whether Marketing Partner wishes to continue receiving a consulting fee.

b.

Marketing Partner agrees that for a period of two years after termination of this Agreement, Marketing Partner will not contact, offer a proposal to or directly or indirectly attempt to divert away from Company any client with which Company has a client service agreement, or a prospective Client with which Company is actively negotiating to do business at the time of termination of this Agreement, regardless of whether or not the client or prospect was referred to Company by Marketing Partner.

	c.	This provision is not intended to restrict Marketing Partner from remaining in its present business.

	d.	This provision is not intended to restrict Marketing Partner from doing business in any particular geographical location.

7.

So long as Marketing Partner has not breached this Agreement and is otherwise honoring those provisions of this Agreement that survive termination, Marketing Partner shall continue to receive all agreed remuneration for those clients sold by Marketing Partner, while they remain clients of Company.

8.

Any Notice sent in accordance with this Agreement shall be deemed properly delivered when posted with the United States Postal Service, Certified Mail, Return Receipt Requested, and addressed as follows:

With respect to Company:

Smart-Tek Automated Services, Inc.
18301 Von Karman, Suite 430
Irvine, CA 92612

With respect to Marketing Partner:

Brian Bonar
11838 Bernardo Plaza Ct , Suite 240
San Diego, CA 92128

14.

Information on Subscriber. The Subscriber represents and warrants that they are an "accredited investor", as such term is defined in Regulation D (“Regulation D”) promulgated by the Securities and Exchange Commission under the Securities Act of 1933 (the “1933 Act”), are experienced in investments and business matters, have made investments of a speculative nature and have purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, have such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Shares. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate. Notwithstanding the foregoing, the Company reserves the right to request any additional documentation required to establish suitability or eligibility of Marketing Partner to receive the Shares under applicable securities laws.

15.

Compliance with Securities Act. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

16.

Shares Legend. The issuance by Smart-Tek Solutions Inc. of any Shares to Marketing Partner will be made in reliance on an exemption from the registration and prospectus filing requirements contained in Rule 506 of Regulation D. The Marketing Partner acknowledges that any Shares to be issued pursuant to the terms of this Agreement are “restricted securities” within the meaning of the 1933 Act and will be issued to the Marketing Partner, in accordance with Regulation D of the 1933 Act. Any certificates representing the Shares will be endorsed with the following legend in accordance with Regulation D:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

17.

In case any court determines that any provision of this Agreement is invalid, such determination will not affect the validity of any other provision hereof, and the balance of this Agreement will remain in full force and effect.

18.

This Agreement constitutes the entire understanding of the parties. No modification to this Agreement will be valid unless in writing, executed by the parties hereto. Neither party may assign the rights nor obligations to perform that are set forth in this Agreement.

19.	This Agreement will be construed under the laws of the State of California.

20.

Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

21.	Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

IN WITNESS WHEREOF, the below named persons, who represent that they have authority to bind the respective parties, have executed this Agreement the day and date first written above.

Smart-Tek Solutions Inc.		Smart-Tek Automated Services, Inc.

By:	/s/ Perry Law	By:	/s/ Brian Bonar
	Authorized Signatory		Authorized Signatory

By:	/s/ Brian Bonar
Brian Bonar

EXHIBIT A

TO MARKETING PARTNER AGREEMENT DATED JUNE 17, 2009

Capitalized terms in this Exhibit A have the meanings ascribed to such terms in the Marketing Partner Agreement by and between Smart-Tek Solutions Inc., Smart-Tek Automated Services, Inc. and Brian Bonar, dated June 17, 2009.

For each US$1,000,000 in annualized gross sales of the Company up to the first US$25,000,000 in annualized gross sales of the Company, introduced by Marketing Partner to the Company (the “Client Contacts”), Marketing Partner will receive 1,800,000 Shares without further compensation. The maximum aggregate Shares that may be issued to the Marketing Partner under the Agreement is 45,000,000 Shares.

After an aggregate of US$25,000,000 in annualized gross sales is reached by the Company resulting from Client Contacts introduced by Marketing Partner to the Company, Marketing Partner will receive one percent (1%) of annualized gross revenues of the Company for the amounts in excess of US$5,000,000 of annualized gross sales in any given fiscal year in cash.